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                                                                     EXHIBIT 5.1




                                  [LETTERHEAD]





June 26, 1997

Laser Power Corporation
12777 High Bluff Drive
San Diego, CA 92130

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Laser Power Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), covering the registration of up to 2,958,279 shares of the Company's Common Stock, $.001 par value (the "Shares"), for issuance upon exercise of (i) options granted under the Company's 1981 Stock Option Plan, 1993 Stock Option Plan and 1997 Equity Incentive Plan (collectively, the "Plans"), (ii) options available for grant under the Company's 1997 Equity Incentive Plan, (iii) options granted outside the Plans (the "Options"), and (iv) warrants granted outside the Plans (the "Warrants"), as well as for shares issuable pursuant to the Company's Employee Stock Purchase Plan.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the Plans, the Options, the Warrants and the Employee Stock Purchase Plan as the case may be, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By:     /s/  D. BRADLEY PECK
    ------------------------------------
             D. Bradley Peck